Cumberland Pharmaceuticals Reports 14% Revenue Growth
Expanding portfolio of FDA approved brands driving double digit growth
NASHVILLE, TENNESSEE (Tuesday, August 9, 2022) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company today announced that its product portfolio of FDA-approved brands delivered combined revenues of $10.3 million during the second quarter of 2022, - a 14% increase over the prior year period. Cumberland also reports a 10% increase in net revenues for the first half of the year compared to the same period in 2021.
Year-to-date cash flow from operations were $2.2 million. The Company's financial position included $93 million in total assets, $53 million in total liabilities, and $40 million of shareholders’ equity at the end of the quarter.
“We have had a strong first half of the year, especially following our exciting and significant acquisition of the oncology-supportive care medicine Sancuso,” said A.J. Kazimi, CEO of Cumberland Pharmaceuticals. “We look forward to building on this success throughout the remainder of the year, as we continue to fulfill our mission of providing innovative products to improve the quality of care for patients.”
Cumberland will report its full second quarter 2022 financial results and provide a company update via a conference call today at 4:30 p.m. Eastern Time.
Earnings Call Participation
To join, please register at https://register.vevent.com/register/BIcc5e9791aa7343d9927dca16dc4cf493. Once registered, participants can dial in from their phone using a dial-in and PIN number that will be provided. Alternatively, there is a “Call Me” option to have the system automatically call them at the start of the conference. A replay of the call will be available for one year and can be accessed via Cumberland’s website or by visiting https://edge.media-server.com/mmc/p/3qe9g6y5.

Among the updates the company will share during today’s conference call are:
Sancuso® Promotion
Following its January 2022 acquisition of oncology-supportive care medicine Sancuso, Cumberland entered into an agreement with Verity Pharmaceuticals International Limited for the national co-promotion of the product. A specialty pharmaceutical company, Verity will utilize its established oncology commercial organization and customer network to co-promote Sancuso throughout the United States. Verity launched its national co-promotion efforts in July 2022.

2021 Sustainability Report
In early August 2022, Cumberland announced the results of its 2021 Sustainability Report, outlining the company’s activities pertaining to environmental, social and governance matters.
Highlights from the report include:
•Cumberland provided 2.43 million doses of its products for patients in 2021.
•Cumberland also safely disposed of over 6,200 pounds of expired or damaged products in 2021.
•During 2021, Cumberland had:
*no products recalled,
*no company brands listed on FDA’s MedWatch Safety Alerts for Human Medical Products,
*no company product issues identified by FDA from their Adverse Event Reporting System,
*no clinical trials terminated due to failure to practice good clinical standards.
The 2021 Sustainability Report also highlights Cumberland’s investment in its employees through its continuing education programs, employee development initiatives and employee recognition awards. Cumberland’s workforce is 44% women, and 15% of its employees are minorities.
New Board Member
In July 2022, Cumberland welcomed Martin Brown Jr. to its board of directors. Brown’s experience includes 10 years on the board of directors of Brown-Forman Corporation, a large American spirits and wine company whose shares are listed on the New York Stock Exchange. Additionally, he has served since 2018 on the board of directors of the parent company of Aegis Sciences Corporation, a federally certified health care laboratory headquartered in Nashville.
Brown is an attorney at Adams and Reese LLP. He has nearly 30 years of legal experience representing privately held businesses, counseling owners in complex business transactions, intellectual property licensing, international commerce, mergers and acquisitions, and estate planning. He has been listed since 2009 in the corporate law category of Best Lawyers®.
Additionally, Brown has been an active board member for many community organizations, including the Land Trust for Tennessee, Nashville Public Radio, Montgomery Bell Academy, Nashville Public Television, Centerstone Mental Health Center, Cheekwood Estate and Gardens, and Tennessee chapter of the Nature Conservancy.
RediTrex® Arrangements with Nordic Pharma
On July 12, 2022, Cumberland and Nordic Pharma entered into an amendment to their agreement, addressing the responsibilities and financial arrangements regarding Cumberland’s license to Nordic’s methotrexate line of products for the U.S., which is marketed under the brand name RediTrex.
Based on the amendment, Cumberland has provided Nordic the opportunity to assume responsibility for commercializing the methotrexate products in the U.S. after March 31, 2023. Until then, Cumberland will continue to distribute and support the RediTrex product line. Following the return of the license, Nordic will provide Cumberland with a royalty on their future sales of the product through April 2035. The two companies will continue to collaborate on any transition and ongoing commercialization of the product line.

Ifetroban Clinical Studies
Cumberland is currently sponsoring three Phase II clinical programs to evaluate its ifetroban product candidate in 1) Aspirin-Exacerbated Respiratory Disease (AERD), a severe form of asthma; 2) Systemic Sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs; and 3) patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, a genetic neuromuscular disease that results in deterioration of the skeletal, heart and lung muscles. Cumberland is awaiting results from the studies underway before deciding on the best development path for the registration of ifetroban.
The company is also designing a fourth Phase II program to evaluate the use of ifetroban to treat patients with Progressive Fibrosing Interstitial Lung Diseases and is currently preparing an application to the FDA to support the new program.
In addition to these Cumberland-sponsored studies, Harvard clinical investigators have led a Phase II trial in patients with AERD. Their study is designed to understand the mechanism of ifetroban in those patients and therefore complements the work Cumberland has underway. Their work has been supported by a $5 million grant from the NIH. Patient enrollment in the study is now closed, and the data analysis is underway.
New Ifetroban Publication
In June 2022, the American Journal of Respiratory and Critical Care Medicine published preclinical studies that support the use of ifetroban as a promising therapeutic for patients with pulmonary fibrosis associated with lung disease.
Specifically, the researchers reported that ifetroban was used to block thromboxane receptor signaling in three preclinical models of lung fibrosis: bleomycin-induced lung fibrosis, Hermansky-Pudlak Syndrome mice and radiation-induced lung fibrosis. Ifetroban reduced pro-fibrotic signaling in the lungs and prevented lung fibrosis due to multiple causes (bleomycin, genetic and radiation).

FINANCIAL RESULTS:
Net Revenue: For the three months ended June 30, 2022, net revenues from continuing operations were $10.3 million.
Net revenue by product for the second quarter of 2022, included $3.6 million for Kristalose®, $3.4 million for Sancuso®, $1.6 million for Vibativ® and $1.2 million for Caldolor®.
Year-to-date 2022 net revenues were $21.5 million, compared to $19.6 million for the prior year period.
Year-to-date net revenues by product were $7.5 million for Kristalose, $6.8 million for Sancuso, $4.1 million for Vibativ and $2.2 million for Caldolor.
Operating Expenses: Total operating expenses for the second quarter were $12.1 million, compared to $10.5 million for the prior year period.
Year-to-date 2022 operating expenses were $24.6 million, compared to $21.4 million for 2021.
Adjusted Earnings: Adjusted earnings for the second quarter of 2022 were $(0.3) million, or $(0.01) per share.

The adjusted earnings calculation does not include the benefit of the $0.3 million of Vibativ cost of goods, which were received with the product acquisition. It also does not include the benefit of the $0.4 million of Sancuso cost of goods, which were received with that product’s acquisition.
Cash Flow: Year-to-date cash flow from operations was $2.2 million.
Balance Sheet: At June 30, 2022, Cumberland had $93 million in total assets including $18 million in cash and cash equivalents. Total liabilities were $53 million, including $19 million outstanding on the Company's revolving line of credit. Total shareholders' equity was $40 million.

ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in the Mid-South and is focused on the delivery of high-quality, prescription brands designed to improve patient care. The company develops, acquires, and commercializes products for the hospital acute care, gastroenterology, rheumatology and oncology market segments.
The Company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
•Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) oral, for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;
•RediTrex® (methotrexate) injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis;
•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and
•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections;
The Company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, Systemic Sclerosis, and Aspirin-Exacerbated Respiratory Disease.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About RediTrex® (methotrexate) Injection
RediTrex is a single-dose prefilled syringe containing prescription methotrexate. RediTrex is used to treat adults with severe, active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis, after treatment with other medicines including non-steroidal anti-inflammatory drugs (NSAIDS) have been used and did not work well. Methotrexate can control the symptoms of severe, resistant, disabling psoriasis in adults when other types of treatment have failed. For full prescribing and safety information, visit www.reditrex.com
About Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the U.S. Food and Drug Administration for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the SANCUSO patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can be worn for up to seven days in a row for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.

About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should,” “seek,” “anticipate” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the company’s control as more fully discussed in its most recent 10-Q as filed with the SEC. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Molly Aggas
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(704) 641-6641

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$18,216,565	$27,040,816
Accounts receivable, net	13,276,009	6,877,346
Inventories	9,420,459	8,429,882
Prepaid and other current assets	2,835,465	3,339,969
Total current assets	43,748,498	45,688,013
Non-current inventories	10,374,054	9,048,567
Property and equipment, net	457,490	442,635
Intangible assets, net	32,975,117	23,954,475
Goodwill	1,932,876	882,000
Operating lease right-of-use assets	493,102	1,024,200
Other assets	2,536,500	3,419,908
Total assets	$92,517,637	$84,459,798
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,591,585	$9,640,980
Operating lease current liabilities	512,324	969,677
Other current liabilities	13,148,060	8,668,303
Total current liabilities	24,251,969	19,278,960
Revolving line of credit	19,000,000	15,000,000
Operating lease noncurrent liabilities	—	90,016
Other long-term liabilities	10,061,376	7,488,844
Total liabilities	53,313,345	41,857,820
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 14,649,693 and 14,742,754 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	47,822,319	48,452,906
Retained earnings (deficit)	(8,359,473)	(5,638,600)
Total shareholders’ equity	39,462,846	42,814,306
Noncontrolling interests	(258,554)	(212,328)
Total equity	39,204,292	42,601,978
Total liabilities and equity	$92,517,637	$84,459,798

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net revenues	$10,299,152	$9,055,483	$21,474,197	$19,592,642
Costs and expenses:
Cost of products sold	2,031,884	1,740,649	4,243,769	4,157,978
Selling and marketing	4,556,685	4,121,817	9,171,114	7,909,157
Research and development	1,823,693	1,360,398	3,568,829	2,617,765
General and administrative	2,203,975	2,097,130	4,506,324	4,327,639
Amortization	1,529,453	1,171,218	3,122,698	2,340,132
Total costs and expenses	12,145,690	10,491,212	24,612,734	21,352,671
Operating income (loss)	(1,846,538)	(1,435,729)	(3,138,537)	(1,760,029)
Interest income	15,066	6,591	31,107	12,017
Other income	—	2,187,140	—	2,187,140
Other income - gain on insurance proceeds	611,330	—	611,330	—
Interest expense	(137,624)	(25,859)	(257,199)	(50,276)
Income (loss) from continuing operations before income taxes	(1,357,766)	732,143	(2,753,299)	388,852
Income tax (expense) benefit	(6,900)	(7,459)	(13,800)	(14,917)
Net income (loss) from continuing operations	(1,364,666)	724,684	(2,767,099)	373,935
Discontinued operations	—	498,807	—	994,217
Net income (loss)	(1,364,666)	1,223,491	(2,767,099)	1,368,152
Net (income) loss at subsidiary attributable to noncontrolling interests	29,046	5,069	46,226	27,236
Net loss attributable to common shareholders	$(1,335,620)	$1,228,560	$(2,720,873)	$1,395,388
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.09)	$0.05	$(0.19)	$0.02
- Discontinued operations - basic	—	0.03	—	0.07
	$(0.09)	$0.08	$(0.19)	$0.09

- Continuing operations - diluted	$(0.09)	$0.05	$(0.19)	$0.02
- Discontinued operations - diluted	—	0.03	—	0.07
	$(0.09)	$0.08	$(0.19)	$0.09
Weighted-average shares outstanding
- basic	14,688,505	14,976,064	14,689,798	14,970,241
- diluted	14,688,505	15,109,246	14,689,798	15,171,589

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(2,767,099)	$1,368,152
Discontinued operations	—	994,217
Net income(loss) from continuing operations	(2,767,099)	373,935
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,272,085	2,455,576
Share-based compensation	132,148	354,914
Decrease in non-cash contingent consideration	(68,334)	(180,110)
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	598,355	(226,897)
Gain on receivable of life insurance policy proceeds	(611,330)	—
Noncash interest expense	4,791	27,666
Gain on forgiveness of debt	—	(2,187,140)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(5,527,690)	3,230,220
Inventories	2,949,443	2,309,914
Other current assets and other assets	1,227,030	866,987
Accounts payable and other current liabilities	4,658,782	(3,008,323)
Other long-term liabilities	(1,688,143)	(526,189)
Net cash provided by (used in) operating activities from continuing operations	2,180,038	3,490,553
Discontinued operations	—	994,217
Net cash provided by (used in) operating activities	2,180,038	4,484,770
Cash flows from investing activities:
Additions to property and equipment	(164,241)	(34,531)
Note receivable investment funding	—	(200,000)
Cash paid for acquisitions	(13,500,000)	—
Additions to intangibles	(50,248)	(132,323)
Net cash (used in) investing activities	(13,714,489)	(366,854)
Cash flows from financing activities:
Borrowings on line of credit	39,000,000	29,000,000
Repayments on line of credit	(35,000,000)	(30,000,000)
Cash payment of contingent consideration	(501,505)	(1,423,586)
Repurchase of common shares	(788,295)	(777,664)
Net cash provided by (used in) financing activities	2,710,200	(3,201,250)
Net increase (decrease) in cash and cash equivalents	(8,824,251)	916,666
Cash and cash equivalents at beginning of period	$27,040,816	$24,753,796
Cash and cash equivalents at end of period	$18,216,565	$25,670,462

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended June 30,		Three months ended June 30,
	2022	2022	2021	2021
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(1,335,620)	$(0.09)	$1,228,560	$0.08
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	29,046	—	5,069	—
Net income (loss)	(1,364,666)	(0.09)	1,223,491	0.08
Discontinued operations	—	—	498,807	0.03
Net income (loss) from continuing operations	(1,364,666)	(0.09)	724,684	0.05
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	6,900	—	7,459	—
Depreciation and amortization	1,618,339	0.11	1,227,969	0.08
Share-based compensation (a)	(27,753)	—	191,954	0.01
Gain on forgiveness of debt (b)	—	—	(2,187,140)	(0.15)
Gain on insurance proceeds (c)	(611,330)	(0.04)	—	—
Other income	(15,066)	—	(6,591)	—
Interest expense	137,624	0.01	25,859	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$(255,952)	$(0.01)	$(15,806)	$—

Diluted weighted-average common shares outstanding:		14,688,505		14,976,034

	Six months ended June 30,		Six months ended June 30,
	2022	2022	2021	2021
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(2,720,873)	$(0.18)	$1,395,388	$0.09
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	46,226	—	27,236	—
Net income (loss)	(2,767,099)	(0.19)	1,368,152	0.09
Discontinued operations	—	—	994,217	0.07
Net income (loss) from continuing operations	(2,767,099)	(0.19)	373,935	0.03
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	13,800	—	14,917	—
Depreciation and amortization	3,272,085	0.22	2,455,576	0.16
Share-based compensation (a)	132,148	0.01	354,914	0.02
Gain on forgiveness of debt (b)	—	—	(2,187,140)	(0.14)
Gain on insurance proceeds (c)	(611,330)	(0.04)	—	—
Other income	(31,107)	—	(12,017)	—
Interest expense	257,199	0.02	50,276	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$265,696	$0.02	$1,050,461	$0.07

Diluted weighted-average common shares outstanding:		14,948,836		15,171,589

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of discontinued operations, income taxes, depreciation and amortization expense, share-based compensation, nonrecurring gains and interest income and interest expense.

    (a) Represents the share-based compensation of Cumberland.
(b) Represents the forgiveness of the PPP Loan by the Small Business Administration.
(c) Represents the gain in insurance proceeds.

•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.